Exhibit 99.1

UNITED STATES DISTRICT COURT

FOR THE WESTERN DISTRICT OF NEW YORK

IN RE 22ND CENTURY GROUP, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-00479-JLS
EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF 22ND CENTURY GROUP, INC. (“22ND CENTURY” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 4, 2025.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE LITIGATION, CURRENT 22ND CENTURY STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL OF THE DERIVATIVE LITIGATION WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated March 4, 2025 (the “Stipulation”)1. The purpose of this Notice is to inform you of:

● the existence of the consolidated derivative action pending in the United States District Court for the Western District of New York (the “Court”) captioned In re 22nd Century Group, Inc. Derivative Litigation, Lead Case No. 1:19-cv-00479-JLS (the “Federal Action”);

● the existence of a similar consolidated derivative action pending in the Eighth Judicial District Court for the State of Nevada, Clark County (the “Nevada Court”) captioned In re 22nd Century Group, Inc. Stockholder Derivative Litigation, Lead Case No. A-20-808599-B (the “Nevada Action” and, together with the Federal Action, the “Derivative Actions”);

1 Except as otherwise expressly provided herein or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

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● the proposed settlement between Plaintiffs and Defendants reached in the Derivative Actions (the “Settlement”),

● the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Derivative Actions with prejudice,

● Plaintiffs’ Counsel’s motion for approval of the Fee and Expense Amount, and

● Plaintiffs’ Counsel’s motion for approval of Service Awards to the Plaintiffs, to be paid from the Fee and Expense Amount.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On March 4, 2025, 22nd Century, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Actions, which Stipulation was filed in the Court. The Derivative Actions were prosecuted derivatively on behalf of 22nd Century against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Plaintiffs’ Released Claims and Defendants’ Released Claims and to result in the complete dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Corporate Governance Reforms”).

In recognition of the substantial benefits conferred upon 22nd Century as a direct result of the Corporate Governance Reforms achieved through the prosecution and Settlement of the Derivative Actions, and subject to Court approval, the Settling Parties agreed that 22nd Century shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of $768,333.00 (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the four Plaintiffs in an amount of up to $2,500 each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the investor relations page of the Company’s website, https://ir.xxiicentury.com/overview/default.aspx, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

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What are the Lawsuits About?

The Derivative Actions are brought derivatively on behalf of nominal defendant 22nd Century and allege that, inter alia, beginning on or about February 18, 2016, at least, the Individual Defendants breached their fiduciary or other duties by: (1) causing the Company to engage in a paid stock promotion scheme (the “Stock Promotion Scheme”); and (2) issuing and/or causing the Company to issue false and misleading statements and omissions to the public that failed to disclose that: (a) the Company engaged in the Stock Promotion Scheme; (b) the Company’s misconduct would subject it to heightened regulatory scrutiny, including from the SEC; and (c) the Company failed to maintain internal controls, resulting in an alleged investigation by the SEC. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Federal Action?

The Court has not decided in favor of Defendants or the Plaintiffs. Instead, the parties to this action have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the Corporate Governance Reforms that the Company has adopted and will adopt as part of the Settlement provide substantial benefits to 22nd Century and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Actions. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged in the Derivative Actions. Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On April 7, 2025, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to current 22nd Century stockholders (“Current 22nd Century Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on July 16, 2025, at 10:00 a.m. before the Honorable John L. Sinatra, Jr., at the United States District Court for the Western District of New York, Robert H. Jackson United States Courthouse, 2 Niagara Square, Buffalo, New York 14202, to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Federal Action with prejudice, and releasing the Plaintiffs’ Released Claims against the Defendants’ Releasees and the Defendants’ Released Claims against the Plaintiffs’ Releasees; (iv) whether the Court should approve the Fee and Expense Amount; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Plaintiffs will voluntarily dismiss their complaints with prejudice.

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The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations page of the Company’s website, https://ir.xxiicentury.com/overview/default.aspx, for any change in date, time or format of the Settlement Hearing.

Any Current 22nd Century Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. Any Current 22nd Century Stockholder filing such an objection must, at least twenty-one (21) calendar days prior to the Settlement Hearing, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re 22nd Century Group, Inc. Derivative Litigation, Lead Case No. 1:19-cv-00479-JLS); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of 22nd Century common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN JUNE 25, 2025. The Clerk’s address is:

Clerk of the Court,

United States District Court for the Western District of New York

2 Niagara Square

Buffalo, NY 14202

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YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN JUNE 25, 2025. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Telephone: (516) 922-5427

E-mail: tbrown@thebrownlawfirm.net

GAINEY McKenna & EGLESTON

Thomas J. McKenna

260 Madison Avenue, 22nd Floor

New York, NY 10016

Telephone: (212) 983-1300

E-mail: tjmckenna@gme-law.com

ROBBINS LLP

Brian J. Robbins

Craig W. Smith

Shane P. Saunders

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Telephone: 619-525-3990

E-mail: brobbins@robbinsllp.com

csmith@robbinsllp.com

ssanders@robbinsllp.com

Counsel for Defendants:

FOLEY & LARDNER LLP

John A. Tucker

One Independent Drive, Suite 1300

Jacksonville, FL 32202-5017

Office 904-633-8924

E-mail: jtucker@foley.com

Duke, Holzman, Photiadis & Gresens, LLP

Charles C. Ritter, Jr.

701 Seneca Street

Suite 750

Buffalo, NY 14210

E-mail: critter@dhpglaw.com

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An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any 22nd Century stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current 22nd Century Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Actions, and from pursuing any of the Released Claims.

CURRENT 22ND CENTURY STOCKHOLDERS AS OF MARCH 4, 2025 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current 22nd Century Stockholders, derivatively on behalf of 22nd Century, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiffs’ Released Claims derivatively against any of the Defendants’ Releasees in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company’s website, https://ir.xxiicentury.com/overview/default.aspx.

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You may obtain further information by contacting Plaintiffs’ Counsel as follows: Timothy Brown, The Brown Law Firm, P.C., tbrown@thebrownlawfirm.net, (516) 922-5427. Please Do Not Call the Court or Defendants or Defendants’ Counsel with Questions About the Settlement.

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